Exhibit 99
Form 4 Joint Filer Information

Name:	YORKTOWN VIII COMPANY LP

Address:	410 PARK AVENUE, 19TH FLOOR
NEW YORK, NY 10022-4407

Designated Filer:	YORKTOWN VIII ASSOCIATES LLC

Issuer & Ticket Symbol:	HALLADOR PETROLEUM COMPANY [HPCO]

Date of Event Requiring Statement:	09/15/2009

Signature:	YORKTOWN VIII COMPANY LP
	By:	Yorktown VIII Associates LLC,
its general partner

	By:	/s/ Bryan H. Lawrence
Member

Date:	09/25/2009

Name:	YORKTOWN ENERGY PARTNERS VIII, L.P.

Address:	410 PARK AVENUE, 19TH FLOOR
NEW YORK, NY 10022-4407

Designated Filer:	YORKTOWN VIII ASSOCIATES LLC

Issuer & Ticket Symbol:	HALLADOR PETROLEUM COMPANY [HPCO]

Date of Event Requiring Statement:	09/15/2009

Signature:	YORKTOWN ENERGY PARTNERS VIII, L.P.
	By:	Yorktown VIII Company LP,
its general partner

	By:	Yorktown VIII Associates LLC,
its general partner

	By:	/s/ Bryan H. Lawrence
Member

Date:	09/25/2009